Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

February 26, 2026

Integra LifeSciences Holdings Corporation,

1100 Campus Road,

Princeton, New Jersey 08540

Ladies and Gentlemen:

We are acting as counsel to Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), in connection with the filing today by the Company of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers an indeterminate amount of securities of the Company, including shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), shares of the Company’s preferred stock, without par value (the “Preferred Stock”), debt securities of the Company (the “Debt Securities”), warrants and purchase contracts of the Company, and units comprised of any combination of the foregoing. The Common Stock, Preferred Stock, Debt Securities, the warrants, the purchase contracts and the units are referred to collectively as the “Securities”.

In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Company’s board of directors authorizing the issuance of the Securities (collectively, the “Resolutions”), and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1) Common Stock. When the Registration Statement has become effective under the Act, when the terms of the Common Stock and their issuance and sale have been duly established in conformity with the Company’s amended and restated certificate of incorporation, as amended, and when the Common Stock has been duly issued and sold as contemplated by the Registration Statement, and if all of the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Common Stock will be validly issued, fully paid and nonassessable. The Common Stock covered in the opinion in this paragraph includes any Common Stock that may be issued as part of the units or otherwise pursuant to the terms of any other Securities.

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(2) Preferred Stock. When the Registration Statement has become effective under the Act, when the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s amended and restated certificate of incorporation, as amended, when an appropriate certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and when the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

(3) Debt Securities. When the Registration Statement has become effective under the Act, when the indentures relating to the Debt Securities have been duly authorized, executed and delivered, when the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, as well as any purchase contracts or units that may be issued under the indentures relating to the Debt Securities.

(4) Purchase Contracts. When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which of the purchase contracts are to be issued have been duly established and the governing documents have been duly executed and delivered, when the terms of such purchase contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and when such purchase contracts have been duly executed, authenticated, issued and delivered in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all

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the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such purchase contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The purchase contracts covered by the opinion in this paragraph include any purchase contracts that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(5) Warrants. When the Registration Statement has become effective under the Act, when the terms of the warrant agreement under which the warrants are to be issued have been duly established and the warrant agreement has been duly executed and delivered, when the terms of such warrants and of their issuance and sale have been duly established in conformity with the warrant agreement and when such warrants have been duly executed, authenticated, issued and delivered in accordance with the warrant agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(6) Units. When the Registration Statement has become effective under the Act, when the terms of the unit agreement under which units are to be issued have been duly established and the unit agreement has been duly executed and delivered, when the terms of such units and of their issuance and sale have been duly established in conformity with the unit agreement and when such units have been duly executed, authenticated, issued and delivered in accordance with the unit agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The units covered by the opinion in this paragraph include any units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

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We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. For example, a state court in the State of New York rendering a judgment on a Security denominated in a foreign currency would be required under Section 27 of the New York Judiciary Law to render such judgment in such foreign currency, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus of other offering material regarding the Company or the Securities or their offering and sale.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. We have assumed that the governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto. We have further assumed that the issuance or delivery by the Company of any securities (other than the Securities) or of any other property upon exercise or otherwise pursuant to the terms of the Securities will be effected pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have further assumed that the authority granted in the Resolutions will remain in effect at all relevant times and that no Securities will be issued or other action taken in contravention of any applicable limit established pursuant to the Resolutions from time to time. Finally, we have assumed that the signatures on all documents examined by us are genuine.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP